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                                                                    Exhibit 23.2

                          CONSENT OF GEORGE F. ROMBACH, CPA
                     INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



The Board of Directors
Telenetics Corporation


I consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of my report dated July 13, 1998 relating to the financial statements of Telenetics Corporation appearing in the Company's Transition Report on Form 10-KSB for the nine months ended December 31, 1998.




                                            /S/ GEORGE F. ROMBACH, CPA


Orange County, California
August 9, 1999